AGREEMENT AMONG CO-INSUREDS

         The undersigned parties, being all the assured parties under a Financial Institution Investment Company Asset Protection Bond No. 01-406-07-19 issued by National Union Fire Insurance Company (the "Bond"), do each hereby agree that in the event recovery is received under the bond as a result of loss sustained by more than one of the undersigned parties, each party shall receive an equitable and proportionate share of the recovery, but at least equal to the amount which it would have received had it provided and maintained a blanket bond naming it as the only assured party, with the minimum coverage required under the Investment Company Act of 1940.

Dated:      12/15/08
        -------------------------

California Daily Tax Free Income Fund, Inc. Florida Daily Municipal Income Fund

         /s/ Christine Manna                   /s/ Christine Manna
         By:__________________                 By:__________________
         Christine Manna, Secretary            Christine Manna, Secretary

Connecticut Daily Tax Free Income Fund, Inc.  New Jersey Daily Municipal Income
                                              Fund, Inc.

          /s/ Christine Manna                  /s/ Christine Manna
         By:__________________                 By:__________________
         Christine Manna, Secretary            Christine Manna, Secretary

Daily Dollar International, Ltd.      New York Daily Tax Free Income Fund, Inc.

         /s/ Steven Duff                       /s/Christine Manna
         By: __________________                By:__________________
         Steven Duff, Director                 Christine Manna, Secretary

Daily Income Fund                         Tax Exempt Proceeds Fund, Inc.

         /s/ Christine Manna                   /s/ Christine Manna
         By:__________________                 By:__________________
         Christine Manna, Secretary            Christine Manna, Secretary

Delafield Fund, Inc.                     U. S. Dollar Floating Rate Fund, Ltd.

         /s/ Christine Manna                   /s/ Steven Duff
         By:__________________                 By:____________________
         Christine Manna, Secretary            Steven Duff, Director